Exhibit 99.1

SRAX Reassures Investors of Business Health Amid Delisting Notice

Los Angeles, California—(Newsfile Corp. - March 9, 2023) - SRAX, Inc. (NASDAQ: SRAX), a financial technology company that provides data and insights to publicly traded companies through its SaaS platform Sequire, would like to reassure its investors that the company’s core business remains strong despite the recent delisting notice from NASDAQ. The delisting was caused by a late filing, and the company is actively working to regain compliance as soon as possible.

We are pleased to report that SRAX has added over 25 new customers in the first quarter of 2023, indicating the strength of our business and the value we provide to our clients. We remain confident that this momentum will continue, and that the company will be able to overcome the current challenges.

To update our shareholders and address any concerns they may have, we will be hosting a conference call on Wednesday, March 15th at 1:30 pm PST. During this call, our management team will provide an update on the business and address any questions or concerns that investors may have.

We understand that our investors are concerned about the delisting notice and want to assure them that we are taking all necessary steps to regain compliance as soon as possible. Our team is working diligently to ensure that we meet all requirements and regulations to ensure a smooth and swift resolution to this issue.

To participate in the conference call, please visit the following link: https://audience.mysequire.com/webinar-view?webinar_id=2b4cf0cc-459b-44e3-abdf-7c159a7b9f30. If you would like to ask a question, please use the following link: https://sequirecommunity.com/company/87c4674c-fa68-4648-b1f9-1ca0f503aa8f/event/337e82cf-3f58-4635-9f68-7d7f0a994684.

At SRAX, we are committed to keeping our shareholders informed and providing transparency about the current situation. We appreciate the continued support of our shareholders and are confident that we will be able to regain compliance as soon as possible.

About SRAX

SRAX (SRAX) is a financial technology company that provides data and insights to publicly traded companies through its SaaS platform Sequire. With Sequire, companies can track their investors’ behaviors and trends and use those insights to engage current and potential investors across marketing channels. For more information on SRAX, please visit our websites: srax.com and mysequire.com.

Cautionary Statement Regarding Forward-Looking Information:

This news release contains “forward-looking statements’’ made pursuant to the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements relate to future, not past, events and may often be identified by words such as “expect,” “anticipate,” “intend,” “plan,” “believe,” “seek” or “will.” Forward-looking statements by their nature address matters that are, to different degrees, uncertain. Such forward-looking statements may relate to, among other things, the Company’s continued efforts and ability to regain and maintain compliance with the Nasdaq Listing Rules. Specific risks and uncertainties that could cause our actual results to differ materially from those expressed in our forward-looking statements include risks inherent in our business, and our need for future capital. Actual results may differ materially from the results anticipated in these forward-looking statements. Additional information on potential factors that could affect our results and other risks and uncertainties are detailed from time to time in SRAX’s periodic reports filed with the Securities and Exchange Commission (SEC), including its Annual Report on Form 10-K for the year ended December 31, 2021, its Quarterly Reports on Form 10-Q as well as and in other reports filed with the SEC. We do not assume any obligation to update any forward-looking statements.

Contact:

Investors@srax.com

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